SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12


                              ADVANTEGO CORPORATION
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                    William T. Hart - Attorney for Registrant
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

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(4)   Date Filed:

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                              ADVANTEGO CORPORATION
                             1 Park Plaza, Suite 600
                                Irvine, CA 92614
                                 (949) 627-8977

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                               ____________, 2019

To the Stockholders:

     Notice is hereby given that a special meeting of the stockholders (the "Meeting") of Advantego Corporation (the "Company") will be held at 1 Park Plaza, Suite 600, Large Conference Room, Irvine, CA 92614 on _____________, 2019 at 10:00 a.m. (Pacific Time), for the following purpose:

     o to approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized capitalization to 5,000,000,000 shares of common stock.

     October __, 2019 is the record date for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"). Holders of the Company's common stock and Series B preferred stock are entitled to one vote at the special meeting of shareholders.

     Shareholders of the Company owning a majority of the Company's outstanding common stock (two persons) intend to one vote in favor of the proposal to come before the meeting.

                                       ADVANTEGO CORPORATION

____________, 2019                     Robert W. Ferguson
                                       Chief Executive Officer


                    PLEASE INDICATE YOUR VOTING INSTRUCTIONS
                           ON THE ATTACHED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.
                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY.



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                              ADVANTEGO CORPORATION
                             1 Park Plaza, Suite 600
                                Irvine, CA 92614
                                 (949) 627-8977

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Company's directors for voting at the special meeting of shareholders to be held on ___________, 2019 and at all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposal set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company's website on or about ___________, 2019.

     Holders of the Company's common stock and Series B preferred stock are entitled to vote at the special meeting of shareholders. As of October 1, 2019, the Company had 32,408,494 outstanding shares of common stock, with each common share entitled to one vote at the special meeting. As of October 1, 2019, the Company had 240,000 outstanding shares of Series B preferred stock, with each preferred share entitled to one vote at the special meeting. Provided a quorum consisting of a majority of the shares entitled to vote is present at the meeting, the adoption of the proposals to come before the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposal to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of October 1, 2019, the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock; (ii) each executive officer and director of the Company, and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his shares of common stock.

      Name and Address                Number of Shares         Percent of Class

      Robert W. Ferguson                4,576,454                  14.1%
      1 Park Plaza, Suite 600
      Irvine, CA 92614

      Fred Popke                        4,651,454                  14.2%
      1 Park Plaza, Suite 600
      Irvine, CA 92614

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      Tracy A. Madsen                      64,795                   0.2%
      17 N. Foxhill Rd.
      North Salt Lake, UT 84054

      John J. Carvelli                         --                     --
      450 Vista Roma
      Newport Beach, CA  92660

      James Mason                              --                     --
      1 Park Plaza, Suite 600
      Irvine, CA 92614

      All Officers and Directors        9,292,703                  28.7%
      as a group (5 persons)

     The following table lists, as of October 1, 2019, the shareholdings of each person owning the Company's Series B preferred stock. Unless otherwise indicated, each owner has sole voting and investment power over his shares of preferred stock:

      Name and Address                Number of Shares (1)     Percent of Class
      ----------------                ----------------         ----------------

      Steve Olson                          30,000                    13%
      30-4 Woodland Hills Drive
      Southgate, Kentucky 41071

      Joseph Smith                         25,000                    10%
      725 College Terrace
      Niagara Falls, NY 14305

      Stuart Rubin                         25,000                    10%
      5876 N.W. 54th Circle
      Coral Springs, FL 33067

      Robert W. Feguson                    80,000                    33%
      1 Park Plaza, Suite 600
      Irvine, CA 92614

      Fred Popke                           80,000                    33%
      1 Park Plaza, Suite 600
      Irvine, CA 92614

(1) Each Series B preferred share is convertible into one-half of a share of the Company's common stock and is entitled to one vote on any matter submitted to the Company's shareholders.

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PROPOSAL TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY

     Currently, the Company is authorized to issue 2,000,000,000 shares of Common Stock. As of the October 1, 2019, there were 32,408,494 shares of Common Stock outstanding, with an additional 1,967,591,506 shares needed to be reserved for the issuance upon conversion of outstanding notes. The agreements with most of the holders of the Company's convertible notes require the Company to reserve with its transfer agent a multiple of the shares which the Company may be required to issue upon the conversion of the notes. As of October 1, 2019 the Company was required to reserve for issuance approximately 2,500,000,000 shares of common stock, even though the actual number of shares which the Company would be required to issue as of October 1, 2019 upon the conversion of all outstanding notes would be 1,967,591,506 shares of common stock.

     Consequently, the Company does not have sufficient shares to meet the share reserve requirements as provided by the terms of its agreements with the note holders.

     As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors has approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of either the Common Stock or securities exercisable for, or convertible into Common Stock in circumstances which they believe will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Articles of Incorporation at that time.

     The Company currently does not have sufficient funds to fund operations and pay its debt obligations as they become due. As a result, the Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support the future growth of the Company. As a result of the increase in authorized capital, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or other securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock. With the increase to 5,000,000,000 shares of authorized Common Stock the Company could raise substantial funds through the issuance of convertible debt to help fund operations and pay its debt obligations. The issuance of such convertible notes and the subsequent conversion by those noteholders could cause the Company to issue substantial shares of its Common Stock, causing dilution to existing shareholders.

     The additional shares of Common Stock which may be authorized for issuance may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company's Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

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     The increase in the authorized shares of Common Stock is not intended to be as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved shares of Common Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the
increase  in  authorized   shares  of  Common  Stock  may  have  the  effect  of
discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

     The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock.

     The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of Common Stock in the future (i) will dilute stockholders' percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders' shares.

     The increase in authorized capital will not change the terms of the Company's outstanding Common Stock. The additional Common Stock for which authorization is sought will have the same voting rights and liquidation rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

     The Company is presently authorized to issue 10,000,000 shares of preferred stock, If adopted, the proposal to increase the number of common shares which the Company is authorized to issue will not have any effect on the Company's preferred stock.

     If the proposal to increase the Company's capitalization is approved, the Amendment to the Company's Articles of Incorporation, a copy of which is attached to this proxy statement, will be filed with the Colorado Secretary of State.

     No dissenters' or appraisal rights under Colorado law are afforded to the Company's stockholders as a result of the approval of the increase in the authorized capital.

WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.20549, as well as in the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

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GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

     The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.
















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                              ADVANTEGO CORPORATION
                     NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

     Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder's Meeting to Be Held on ____________, 2019.

     1.   This notice is not a form for voting.

     2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

     3. The Notice of the Special Meeting of Shareholders and related Proxy Statement are available at www.advantego.com.

     4. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before __________, 2019 to facilitate timely delivery.

     The special meeting of the Company's shareholders will be held at 1 Park Plaza, , Suite 600, Large Conference Room, Irvine, CA 92614 on ____________, 2019, at 10:00 a.m. Pacific Time, for the following purposes:

            to approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized capitalization to 5,000,000,000 shares of common stock.

     The Board of Directors recommends that shareholders vote FOR the proposal to increase the authorized shares of the Company's common stock.

     ______, 2019 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Holders of the Company's common stock and Series B preferred stock may cast one vote for each share held.

      Shareholders may access the following documents at www.advantego.com/investor:

     o    Notice of the Special Meeting of Shareholders;
     o    Company's Proxy Statement;
     o    Proxy Card; and
     o    December 31, 2018 10-K report.

      Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling (949) 627-8977, by emailing the Company at

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shareholders@advantego.com, or by visiting
www.advantego.com/investor/#notifications and indicating if you want a paper copy of the proxy materials and proxy card:

     o    for this meeting only; or
     o    for this meeting and all other meetings.

     If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on _____________, 2019, you can, if desired, attend the special meeting and vote in person. Shareholders can obtain directions to the 2019 special shareholders' meeting at www.advantego.com/contact.

     Please visit www.advantego.com/investor to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:


                              Advantego Corporation
                             1 Park Plaza, Suite 600
                                Irvine, CA 92614
                                 (949) 627-8977

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                                      PROXY

                              ADVANTEGO CORPORATION
                This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of the Company acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on ______________, 2019, at 10:00 a.m., local time, at 1 Park Plaza, Suite 600, Large Conference Room, Irvine, CA 92614, and hereby appoints Robert W. Ferguson with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) to approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized capitalization to 5,000,000,000 shares of common stock;

                     [ ]  FOR         [ ]  AGAINST           [ ]ABSTAIN

    to transact such other business as may come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                                         Dated this ____ day of _________, 2019.


                                         ---------------------------------------
                                                    (Signature)

                                         ---------------------------------------
                                                   (Print Name)

            Please sign your name exactly as it appears on your stock
        certificate. If shares are held jointly, each holder should sign.
       Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

               Send your proxy by regular mail, email, or fax to:

                          Advantego Technologies, Inc.
                             Attn: Legal Department
                             1 Park Plaza, Suite 600
                                Irvine, CA 92614
                                 (949) 627-8977
                        Email: shareholders@advantego.com
                               Fax: (949) 272-0059


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                    AMENDEDMENT TO ARTICLES OF INCORPORATION


     The aggregate number of Common Shares which the Corporation shall have the authority to issue is Five Billion (5,000,000,000), all of one class and all with a par value of $.0001 per share; the aggregate number of Preferred Shares which the Corporation shall have the authority to issue is Ten Million (10,000,000), all with a par value of $.01 per share and of such classes and with such preferences as the Corporation's Board of Directors may determine from time to time.